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EXHIBIT 32.1

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Coach, Inc. (the ‘‘Company’’) hereby certifies, to such officer’s knowledge, that:

(i)    the accompanying Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended September 30, 2006 (the ‘‘Report’’) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 7, 2006

By:    /s/ Lew Frankfort
Name: Lew Frankfort
Title: Chairman and Chief Executive Officer

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Coach, Inc. (the ‘‘Company’’) hereby certifies, to such officer’s knowledge, that:

(i)    the accompanying Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended September 30, 2006 (the ‘‘Report’’) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 7, 2006

By:    /s/ Michael F. Devine, III
Name: Michael F. Devine, III
Title: Senior Vice President and Chief Financial Officer